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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by referene in this Registration Statement on Form S-8 of our report dated March 28, 2005 relating to the consolidated financial statements of AmNet Mortgage, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, CA
April 1, 2005

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  Exhibit 23.2